EXHIBIT 99.1
Item 2. Properties
INDUSTRIAL PROPERTIES
     As of December 31, 2006, we owned and managed 964 industrial buildings aggregating approximately 100.7 million rentable square feet (on a consolidated basis, we had 820 industrial buildings aggregating approximately 80.3 million rentable square feet), excluding development and renovation projects and recently completed development projects available for sale or contribution, located in 34 markets throughout the United States and in China, France, Germany, Japan, Mexico and the Netherlands. Our industrial properties were 96.1% leased to 2,633 customers, the largest of which accounted for no more than 3.1% of our annualized base rent from our industrial properties. See Part IV, Item 15: Note 16 of “Notes to Consolidated Financial Statements” for segment information related to our operations.
     Property Characteristics. Our industrial properties, which consist primarily of warehouse distribution facilities suitable for single or multiple customers, are typically comprised of multiple buildings.
     The following table identifies types and characteristics of our industrial buildings and each type’s percentage, based on square footage, of our total owned and managed operating portfolio, which we define as properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term.

		December 31,
Building Type	Description	2006	2005(1)
Warehouse	Customers typically 15,000-75,000 square feet, single or multi-customer	48.4%	44.2%
Bulk Warehouse	Customers typically over 75,000 square feet, single or multi-customer	38.3%	40.0%
Flex Industrial	Includes assembly or research & development, single or multi-customer	4.5%	5.9%
Light Industrial	Smaller customers, 15,000 square feet or less, higher office finish	3.5%	4.6%
Trans-Shipment	Unique configurations for truck terminals and cross-docking	1.5%	1.7%
Air Cargo	On-tarmac or airport land for transfer of air cargo goods	3.2%	3.1%
Office	Single or multi-customer, used strictly for office	0.6%	0.5%

		100.0%	100.0%

(1)	The information for 2005 is presented on a consolidated basis while the information for 2006 is presented on an owned and managed basis. Management believes that the difference in comparability between 2006 and 2005 is not significant.
     Lease Terms. Our industrial properties are typically subject to lease on a “triple net basis,” in which customers pay their proportionate share of real estate taxes, insurance and operating costs, or are subject to leases on a “modified gross basis,” in which customers pay expenses over certain threshold levels. In addition, most of our leases include fixed rental increases or Consumer Price Index-based rental increases. Lease terms typically range from three to ten years, with a weighted average of six years, excluding renewal options. However, the majority of our industrial leases do not include renewal options.
     Overview of Major Target Markets. Our industrial properties are typically located near major airports, key interstate highways and seaports in major U.S. metropolitan areas, which currently comprise Atlanta, Chicago, Dallas, Los Angeles, Miami, Northern New Jersey/New York City, the San Francisco Bay Area, and Seattle. Our other U.S. target markets include Austin, Baltimore/Washington D.C., Boston, Houston, Minneapolis and Orlando. Our non-U.S. industrial properties are located in major distribution markets, including Amsterdam, Frankfurt, Guadalajara, Hamburg, Lyon, Mexico City, Osaka, Paris, Queretaro, Shanghai, Singapore, Tokyo and Toronto.
     Within these metropolitan areas, our industrial properties are generally concentrated in locations with limited new construction opportunities within established, relatively large submarkets, which we believe should provide a higher rate of occupancy and rent growth than properties located elsewhere. These in-fill locations are typically near major airports, seaports or convenient to major highways and rail lines, and are proximate to large and diverse labor pools. There is typically broad demand for industrial space in these centrally located submarkets due to a diverse mix of industries and types of industrial uses, including warehouse distribution, light assembly and manufacturing. We generally avoid locations at the periphery of metropolitan areas where there are fewer constraints to the supply of additional industrial properties.

Owned and Managed Market Operating Statistics (1)
     As of December 31, 2006, we held investments in operating properties in 34 markets in our owned and managed operating portfolio throughout the United States and in China, France, Germany, Japan, Mexico and the Netherlands. The following table represents properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term:

										Total
		No. New	San							Principal
	Southern	Jersey/	Francisco		U.S.	South				Global
	California (7)	New York	Bay Area	Chicago	On-Tarmac (2)	Florida	Seattle	Tokyo	Paris	Markets
Rentable square feet	14,858,376	10,538,097	10,499,059	11,321,419	2,681,328	5,678,594	7,430,006	2,849,618	1,885,532	67,742,029
Occupancy percentage	95.8%	98.7%	97.4%	95.1%	96.3%	97.9%	96.0%	88.8%	96.2%	96.3%
ABR (000’s) (3)	$92,562	$75,719	$70,466	$56,603	$46,402	$42,148	$34,913	$31,179	$15,179	465,171
% of total ABR (3)	14.3%	11.7%	10.9%	8.7%	7.2%	6.5%	5.4%	4.9%	2.3%	71.9%
ABR per square foot	$6.50	$7.28	$6.89	$5.26	$17.96	$7.58	$4.89	$12.32	$8.37	$7.13
Lease expirations as a % of ABR: (3)
2007	9.4%	10.8%	13.7%	26.3%	16.0%	22.5%	18.9%	3.5%	2.0%	10.3%
2008	19.1%	13.2%	16.7%	15.2%	13.8%	11.1%	13.2%	7.7%	0.7%	10.2%
2009	13.7%	15.3%	22.8%	13.9%	6.5%	16.3%	21.2%	18.1%	5.9%	11.3%

Weighted average lease terms:
Original	5.9	6.9	5.6	4.8	8.6	5.6	6.0	5.5	9.0	6.0
Remaining	3.3	3.8	2.4	2.6	4.6	3.4	2.8	4.5	5.1	3.2

Trailing four quarter tenant retention:	78.5%	75.6%	71.2%	69.7%	90.8%	77.0%	76.2%	33.9%	0.0%	73.5%

Rent increases on renewals and rollovers:
Quarter	13.9%	11.2%	(21.0%)	3.9%	4.9%	10.2%	13.5%	1.0%	0.0%	5.4%
Same space square feet leased	990,934	305,275	317,314	557,402	85,242	155,519	155,385	20,744	—	2,587,815
Year-to-Date	7.5%	3.4%	(13.2%)	(5.4%)	4.1%	5.2%	4.1%	1.0%	0.0%	0.3%
Same space square feet leased	2,842,876	2,175,615	1,505,411	2,270,278	418,545	1,083,300	1,080,155	192,391	—	11,568,571

Same store cash basis NOI % change: (4)
Quarter	(1.4%)	(7.5%)	6.5%	0.0%	1.9%	15.6%	(1.1%)	(5.2%)	9.9%	0.7%
Year-to-Date	2.6%	(1.2%)	2.1%	2.3%	3.5%	16.8%	0.0%	(7.2%)	4.7%	2.3%

Same store square feet as % of aggregate square feet (5)	81.9%	83.7%	93.7%	74.9%	95.6%	82.4%	82.4%	32.4%	54.2%	80.6%

AMB’s pro rata share of square feet (6)	9,633,159	5,571,416	7,849,682	6,761,965	2,494,569	4,480,180	3,880,944	569,924	1,885,532	43,127,371
AMB’s pro rata % share of square feet (6)	64.8%	52.9%	74.8%	59.7%	93.0%	78.9%	52.2%	20.0%	100.0%	63.7%

(1)	Our owned and managed portfolio excludes development and renovation projects and recently completed development projects available for sale or contribution. The markets included here are a subset of our regions defined as East, Southwest, and West Central in North America and Europe and Asia.

(2)	Includes domestic on-tarmac air cargo facilities at 14 airports.

(3)	Annualized base rent, or ABR, is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2006, multiplied by 12.

(4)	See Part II Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Supplemental Earnings Measures” for a discussion of why management believes same store cash basis NOI is a useful supplemental measure for our management and investors, of ways to use this measure when assessing the Company’s financial performance, and the limitations of the measure as a measurement tool.

(5)	Same store pool excludes properties purchased and developments stabilized after December 31, 2004. Stabilized properties are generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or where building has been substantially complete for at least 12 months.

(6)	Our pro rata share of square feet is calculated on the owned and managed portfolio only and no longer includes non-managed operating properties.

(7)	We also own a 19.9 acre land parcel, which is leased to a parking lot operator in the Los Angeles market immediately adjacent to the Los Angeles International Airport.

Owned and Managed Operating Portfolio Overview (1)
     As of December 31, 2006, our 964 industrial buildings were diversified across 34 markets throughout the United States and in China, France, Germany, Japan, Mexico and the Netherlands. The average age of our industrial properties is approximately 23 years (since the property was built or substantially renovated). The following table represents our owned and managed properties which we define as properties in which we have at least a 10% ownership interest, for which we are the asset or property manager, and which we intend to hold for the long-term.

	Rentable	AMB’s Pro Rata
	Square	% Share of	Occupancy		% of Total	ABR per
	Feet	Square Feet	Percentage	ABR (2)	ABR (2)	Square Foot (2)
Principal Global Markets	67,742,029	63.7%	96.3%	$465,171	71.9%	$7.13

Other Global Target Markets
North America Markets
Atlanta	4,622,651	51.0%	92.7%	$19,016	2.9%	$4.44
Baltimore	3,046,324	88.6%	99.6%	20,580	3.2%	6.78
Boston	5,188,593	73.5%	92.5%	31,452	4.9%	6.55
Dallas	4,843,064	59.0%	97.8%	22,387	3.5%	4.73
Mexico City	1,803,973	20.0%	95.1%	10,481	1.6%	6.11
Minneapolis	3,886,858	83.4%	96.2%	17,216	2.7%	4.61
Other Markets (3)	6,099,858	56.2%	95.4%	32,030	4.8%	5.50

Subtotal/Weighted Average	29,491,321	63.6%	95.4%	$153,162	23.6%	$5.44

Europe Markets (4)
Amsterdam, Netherlands	964,039	100.0%	100.0%	$8,377	1.3%	$8.69
Brussels, Belgium	166,917	100.0%	100.0%	2,669	0.4%	15.99
Frankfurt, Germany	959,214	98.2%	98.9%	7,931	1.2%	8.36
Hamburg, Germany	262,491	100.0%	100.0%	1,758	0.3%	6.70

Subtotal/Weighted Average	2,352,661	99.3%	99.5%	$20,735	3.2%	$8.85

Asia Markets (4)
Osaka, Japan	965,155	20.0%	90.3%	$7,546	1.2%	$8.66
Shanghai, China	151,749	100.0%	100.0%	550	0.1%	3.62

Subtotal/Weighted Average	1,116,904	30.9%	91.6%	$8,096	1.3%	$7.91

Owned and Managed Total	100,702,915	64.1%	96.1%	$647,164	100.0%	$6.69

Other (5)	7,510,779		96.7%

Total Stabilized Portfolio (6)	108,213,694		96.1%

Development Projects (7)	16,617,487

Total Portfolio (7)	124,831,181

(1)	Includes our owned and managed operating and development properties, investments in operating properties through non-managed unconsolidated joint ventures, and recently completed developments that have not yet been placed in operations but are being held for sale or contribution.

(2)	Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2006, multiplied by 12.

(3)	Other Markets includes other target markets (Austin, Guadalajara, Houston, Orlando and Querétaro) and non-target markets (Columbus and New Orleans).

(4)	Annualized base rent for leases denominated in foreign currencies is translated using the currency exchange rate at December 31, 2006.

(5)	Includes investments in 7.4 million square feet of operating properties through our investments in unconsolidated joint ventures that it does not manage which it excludes from our owned and managed portfolio and 151,606 square feet for our investment in AMB Pier One, LLC.

(6)	Properties that are 90% leased or properties for which we have held a certificate of occupancy or building has been substantially complete for at least 12 months.

(7)	Total Portfolio includes recently completed development projects available for sale or contribution totaling ten projects and 3.0 million square feet.
Lease Expirations (1)
     The following table summarizes the lease expirations for our owned and managed operating properties for leases in place as of December 31, 2006, without giving effect to the exercise of renewal options or termination rights, if any, at or prior to the scheduled expirations:

		Annualized	% of
	Square	Base	Annualized
	Feet	Rent (000’s)(2)	Base Rent
2007	15,946,335	$96,962	14.3%
2008	14,987,948	93,720	13.8%
2009	15,580,437	101,672	15.0%
2010	13,056,478	96,569	14.2%
2011	13,193,485	97,473	14.3%
2012	7,813,704	66,080	9.7%
2013	3,379,973	26,803	3.9%
2014	5,326,305	41,105	6.0%
2015	2,706,554	20,209	3.0%
2016 and beyond	4,925,182	39,118	5.8%

Total	96,916,401	$679,711	100.0%

(1)	Schedule includes leases that expire on or after December 31, 2006. Schedule includes owned and managed operating properties which we define as properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term.

(2)	Calculated as monthly base rent at expiration multiplied by 12. Non-U.S. dollar projects are converted to U.S. dollars based on the forward exchange rate at expiration. Amounts represent 100% of the annualized base rent of the owned and managed operating properties.

Customer Information (1)
     Largest Property Customers. As of December 31, 2006, our 25 largest property customers by annualized base rent, on an owned and managed basis, are set forth in the table below:

			Percentage of		Percentage of
		Aggregate	Aggregate	Annualized	Aggregate
	Number of	Rentable	Leased Square	Base	Annualized
Customer Name (2)	Leases	Square Feet	Feet (3)	Rent (000’s) (4)	Base Rent (5)
United States Government (6) (7)	47	1,407,748	1.5%	$20,295	3.1%
Deutsche Post World Net (DHL) (6)	41	1,977,650	2.0%	17,791	2.7%
FedEx Corporation (6)	30	1,361,619	1.4%	14,455	2.2%
Nippon Express	12	967,039	1.0%	9,636	1.5%
Sagawa Express	7	726,235	0.8%	9,008	1.4%
Harmonic Inc.	4	285,480	0.3%	8,907	1.4%
BAX Global Inc/Schenker/Deutsche Bahn (6)	16	711,117	0.7%	7,067	1.1%
La Poste	2	854,427	0.9%	6,332	1.0%
City and County of San Francisco	1	559,605	0.6%	5,714	0.9%
Panalpina, Inc.	7	870,156	0.9%	5,585	0.9%
Expeditors International	8	1,003,939	1.0%	4,836	0.7%
Worldwide Flight Services (6)	14	327,622	0.3%	4,694	0.7%
Eagle Global Logistics, L.P.	10	758,121	0.8%	4,424	0.7%
Forward Air Corporation	9	547,544	0.6%	4,290	0.7%
FMI International	3	764,343	0.8%	4,240	0.7%
UPS	15	559,994	0.6%	3,911	0.6%
United Air Lines Inc. (6)	6	191,085	0.2%	3,408	0.5%
World Logi K.K.	10	343,883	0.4%	3,178	0.5%
Ahold NV	6	693,280	0.7%	2,970	0.5%
Elmhult Limited Partnership	5	760,253	0.8%	2,686	0.4%
Virco Manufacturing Corporation	1	559,000	0.6%	2,566	0.4%
UTi United States Inc.	11	314,029	0.3%	2,494	0.4%
Menzies Aviation (6)	4	183,867	0.2%	2,323	0.4%
Integrated Airline Services (6)	4	198,262	0.2%	2,284	0.4%
Kintetsu World Express	7	180,027	0.2%	2,278	0.4%

Total		17,106,325	17.8%	$155,372	24.2%

(1)	Schedule includes owned and managed operating properties which we define as properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term.

(2)	Customer(s) may be a subsidiary of or an entity affiliated with the named customer. We also own a 19.9 acre land parcel, adjacent to the Los Angeles International Airport which is leased to a parking lot operator with an annualized base rent of $7.5 million, which is not included.

(3)	Computed as aggregate leased square feet divided by the aggregate leased square feet of operating properties.

(4)	Annualized base rent is calculated as monthly base rent (cash basis) per the terms of the lease, as of December 31, 2006, multiplied by 12.

(5)	Computed as aggregate annualized base rent divided by the aggregate annualized base rent of operating properties.

(6)	Airport apron rental amounts (but not square footage) are included.

(7)	United States Government includes the United States Postal Service, United States Customs, United States Department of Agriculture and various other U.S. governmental agencies.

OWNED AND MANAGED OPERATING AND LEASING STATISTICS
Owned and Managed Operating and Leasing Statistics (1)
     The following table summarizes key operating and leasing statistics for all of our owned and managed operating properties as of and for the years ended December 31, 2006, 2005 and 2004:

Operating Portfolio	2006	2005 (2)	2004(2)
Square feet owned (3) (6)	100,702,915	87,772,104	90,278,803
Occupancy percentage (6)	96.1%	95.8%	94.8%
Weighted average lease terms:
Original	6.1 years	6.1 years	6.1 years
Remaining	3.3 years	3.3 years	3.3 years

Tenant retention	70.9%	64.2%	66.8%

Same Space Leasing Activity (4):
Rent increases (decreases) on renewals and rollovers	(0.1)%	(9.7)%	(13.2)%
Same space square footage commencing (millions)	16.2	13.6	17.5

Second Generation Leasing Activity (5):
Tenant improvements and leasing commissions per sq. ft.:
Retained	$1.41	$1.60	$1.73
Re-tenanted	3.19	3.03	2.70

Weighted average	$2.20	$2.34	$2.27

Square footage commencing (millions)	19.1	18.5	22.5

(1)	Schedule includes owned and managed operating properties which we define as properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term. This excludes development and renovation projects and recently completed development projects available for sale or contribution.

(2)	The information for 2005 and 2004 is presented on a consolidated basis while the information for 2006 is presented on an owned and managed basis. Management believes that the difference in comparability between 2006, 2005 and 2004, is not significant.

(3)	In addition to owned square feet as of December 31, 2006, we managed, but did not have an ownership interest in, approximately 0.2 million additional square feet of properties. As of December 31, 2006, one of our subsidiaries also managed approximately 1.1 million additional square feet of properties representing the IAT portfolio on behalf of the IAT Air Cargo Facilities Income Fund. As of December 31, 2006, we also had investments in 7.4 million square feet of operating properties through our investments in non-managed unconsolidated joint ventures.

(4)	Consists of second generation leases renewing or re-tenanting with current and prior lease terms greater than one year.

(5)	Second generation tenant improvements and leasing commissions per square foot are the total cost of tenant improvements, leasing commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.

(6)	On a consolidated basis, we had approximately 80.3 million rentable square feet with an occupancy rate of 97.0% at December 31, 2006.

Owned and Managed Same Store Operating Statistics (1)
     The following table summarizes key operating and leasing statistics for our owned and managed same store operating properties as of and for the years ended December 31, 2006, 2005 and 2004:

Same Store Pool (2)	2006	2005 (3)	2004 (3)
Square feet in same store pool (4)	77,291,866	72,452,609	74,516,427
% of total industrial square feet	76.8%	82.5%	82.5%
Occupancy percentage (4)	97.0%	95.6%	95.3%
Weighted average lease terms:
Original	6.0 years	5.9 years	6.0 years
Remaining	3.0 years	3.0 years	3.1 years

Tenant retention	72.5%	63.7%	66.4%

Rent increases (decreases) on renewals and rollovers	(0.4)%	(9.8)%	(14.7)%
Square feet leased (millions)	15.7	13.0	16.2
Growth % increase (decrease) (including straight-line rents):
Revenues (5)	2.1%	(0.7)%	(0.7)%
Expenses (5)	3.5%	(0.2)%	(0.5)%
Net operating income (5)	1.6%	(0.8)%	(0.8)%
Growth % increase (decrease) (excluding straight-line rents):
Revenues (5)	2.8%	0.0%	(0.8)%
Expenses (5)	3.5%	(0.2)%	(0.5)%
Net operating income (5)(6)	2.6%	0.1%	(0.9)%

(1)	Schedule includes owned and managed operating properties which we define as properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term. This excludes development and renovation projects and recently completed development projects available for sale or contribution.

(2)	Same store properties are those properties that we owned during both the current and prior year reporting periods, excluding development properties prior to being stabilized (generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or where building has been substantially complete for at least 12 months).

(3)	The information for 2005 and 2004 is presented on a consolidated basis while the information for 2006 is presented on an owned and managed basis. Management believes that the difference in comparability between 2006, 2005 and 2004, is not significant.

(4)	On a consolidated basis, we had approximately 71.2 million square feet with an occupancy rate of 96.9% at December 31, 2006.

(5)	On a consolidated basis, the percentage change was 2.1%, 4.7% and 1.2%, respectively, for revenues, expenses and NOI (including straight-line rents) and 2.4%, 4.7% and 1.6%, respectively, for the revenues, expenses, and NOI (excluding straight line rents).

(6)	See Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Supplemental Earnings Measures” for a discussion of same store net operating income and a reconciliation of same store net operating income and net income.

DEVELOPMENT PROPERTIES
Development Pipeline
     The following table sets forth the properties owned by us as of December 31, 2006, which were undergoing development, renovation or expansion. We cannot assure you that any of these projects will be completed on schedule or within budgeted amounts.
Industrial Development and Renovation Deliveries

						Estimated
					Estimated	Total		Our
				Estimated	Square Feet	Investment (1)		Ownership
	Projects	Market	Developer	Stabilization (6)	at Stabilization (6)	(000’s)		Percentage

	2007 Deliveries
1.	Beacon Lakes Village - Phase 1 Bldg E1	Miami	Flagler	Q1	52,668	$6,100		50%
2.	AMB Annagem Distribution Centre	Toronto, Canada	AMB	Q1	198,169	13,800		100%
3.	AMB Des Plaines Logistics Center	Chicago	AMB	Q1	126,053	18,600		100%
4.	AMB DFW Logistics Center 1	Dallas	AMB	Q1	113,640	5,900		100%
5.	AMB Turnberry Distribution VI (7)	Chicago	AMB	Q1	179,400	10,600		20%
6.	Beacon Lakes - Bldg 6	Miami	Flagler	Q1	206,464	13,300		79%
7.	AMB Fokker Logistics Center 2A	Amsterdam, Netherlands	Delta Group	Q2	118,166	15,900		100%
8.	AMB Riverfront Distribution Center - Bldg B	Seattle	AMB	Q2	388,000	22,800		100%
9.	AMB Forest Park Freight Terminal	Atlanta	AMB	Q2	142,000	11,200		100%
10.	AMB Gonesse Distribution Center	Paris, France	GEPRIM	Q2	598,161	55,400		100%
11.	AMB Douglassingel Distribution Center	Amsterdam, Netherlands	Austin	Q3	148,714	22,800		100%
12.	AMB Port of Hamburg 1	Hamburg, Germany	BUSS Ports + Logistics	Q3	414,701	36,800		94%
13.	AMB Pearson Logistics Centre 1 - Bldg 200	Toronto, Canada	AMB	Q3	205,518	16,800		100%
14.	AMB Tres Rios Industrial Park - Bldg 3	Mexico City, Mexico	G. Accion	Q3	628,784	34,900		98%
15.	AMB Tres Rios Industrial Park - Bldg 4	Mexico City, Mexico	G. Accion	Q3	315,156	17,800		98%
16.	AMB Arrayanes - Bldg 2	Guadalajara, Mexico	G. Accion	Q4	473,720	17,800		90%
17.	AMB Aurora Industrial (4)	Minneapolis	AMB	Q4	125,200	7,100		100%
18.	AMB Milton 401 Business Park - Bldg 2	Toronto, Canada	AMB	Q4	281,358	21,700		100%
19.	AMB Sagamihara Distribution Center	Tokyo, Japan	AMB	Q4	543,056	87,100		100%
20.	AMB Pearson Logistics Centre 1 - Bldg 100	Toronto, Canada	AMB	Q4	446,338	31,700		100%
21.	AMB Dublin (3)	San Francisco Bay Area	AMB	Q4	—	13,600		100%
22.	AMB Hathaway (3)	San Francisco Bay Area	AMB	Q4	—	16,500		100%
23.	AMB Valley Distribution Center	Seattle	AMB	Q4	749,970	43,600		100%
24.	AMB Redlands - Parcel 2	Los Angeles	AMB	Q4	1,313,470	57,200		100%
25.	Platinum Triangle Land - Phase 1 (3)	Los Angeles	AMB	Q4	—	15,400		100%
26.	AMB Fokker Logistics Center 3	Amsterdam, Netherlands	Delta Group	Q4	324,725	44,900		50%
27.	AMB Isle d’Abeau Logistics Park Bldg C	Lyon, France	GEPRIM	Q4	277,817	21,800		100%
28.	AMB Torrance Matrix	Los Angeles	AMB	Q4	161,785	28,000		100%

	Total 2007 Deliveries				8,533,033	$709,100		94%

	Leased or Under Contract For Sale/Funded-to-date				34%	$516,800	(2)
	Weighted Average Estimated Yield (5)					8.0%

						Estimated
					Estimated	Total		Our
				Estimated	Square Feet	Investment (1)		Ownership
	Projects	Market	Developer	Stabilization (6)	at Stabilization (6)	(000’s)		Percentage

	2008 Deliveries
29.	AMB Steel Road	Los Angeles	AMB	Q1	161,000	$10,400		100%
30.	Beacon Lakes Bldg 7	Miami	Flagler	Q1	193,090	14,400		79%
31.	AMB Amagasaki Distribution Center 2	Osaka, Japan	AMB	Q2	981,679	105,900		100%
32.	Agave - Bldg 5	Mexico City, Mexico	G. Accion	Q2	103,204	7,100		98%
33.	AMB Le Grand Roissy Distribution - Mitry	Paris, France	SIRIUS	Q2	37,954	4,600		100%
34.	AMB Shinkiba Distribution Center	Tokyo, Japan	AMB	Q2	328,764	90,000		100%
35.	AMB Theodore Park Logistics Center	Dusseldorf, Germany	Delta Group	Q2	140,566	17,000		100%
36.	AMB Narita Distribution Center 1 - Bldg C	Tokyo, Japan	AMB	Q2	348,891	43,500		100%
37.	AMB Barajas Logistics Park	Madrid, Spain	AMB	Q2	427,133	39,500		80%
38	AMB Funabashi Distribution Center 5	Tokyo, Japan	AMB	Q2	469,254	57,500		100%
39.	AMB Palmetto Distribution Center	Orlando	AMB	Q2	406,400	20,800		100%
40.	Platinum Triangle Land - Phase 2 (3)	Los Angeles	AMB	Q2	—	30,100		100%
41.	AMB Franklin Commerce Center	New Jersey	AMB	Q3	366,896	26,700		100%
42.	AMB Pompano Center of Commerce - Phase 1	Miami	AMB	Q3	218,835	21,400		100%
43.	AMB Lijnden Logistics Court 1	Amsterdam, Netherlands	Keystone Vasgoed	Q3	96,520	16,800		100%
44.	AMB Nanko Naka Distribution Center	Osaka, Japan	AMB	Q3	402,313	48,700		100%
45.	AMB Siziano Business Park - Bldg 1	Milan, Italy	Redilco	Q4	436,916	34,000		50%
	Total 2008 Deliveries				5,119,415	$588,400		95%

	Leased or Under Contract For Sale/Funded-to-date				7%	$297,700	(2)
	Weighted Average Estimated Yield (5)					7.1%
	Total Scheduled Deliveries				13,652,448	$1,297,500

	Leased or Under Contract For Sale/Funded-to-date				24%	$814,500	(2)
	Weighted Average Estimated Yield (5)					7.6%

(1)	Represents total estimated cost of development, renovation or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at December 31, 2006.

(2)	Our pro rata share of amounts funded to date for 2007 and 2008 deliveries was $489.0 million and $288.5, respectively, for a total of $777.5 million.

(3)	Represents a value-added conversion project.

(4)	Represents a renovation project.

(5)	Yields exclude value-added conversion projects and are calculated on an after-tax basis for international projects.

(6)	Stabilization is generally defined as properties that are 90% leased or properties for which we have held a certificate of occupancy or where building has been substantially complete for at least twelve months.

(7)	Represents projects in unconsolidated joint ventures.
     The following table sets forth completed development projects that we intend to either sell or contribute to co-investment funds as of December 31, 2006:
Completed Development Projects Available for Sale or Contribution (1)

			Estimated
		Estimated	Total	Our
		Square Feet	Investment	Ownership
Projects (1)	Market	at Completion	(000’s) (2)	Percentage
1. Agave — Bldg 4	Mexico City, Mexico	217,514	$14,200	98%
2. AMB BRU Air Cargo Center	Brussels, Belgium	102,655	12,900	100%
3. AMB Fengxian Logistics Center — Bldgs 2, 4 & 6 (3)	Shanghai, China	1,040,633	41,500	60%
4. AMB Fokker Logistics Center 1	Amsterdam, Netherlands	236,203	30,300	100%
5. AMB Jiuting Distribution Center 2	Shanghai, China	187,866	7,300	100%
6. AMB Layline Distribution Center (3)	Los Angeles	298,000	30,200	100%
7. AMB Milton 401 Business Park — Bldg 1	Toronto, Canada	375,241	21,100	100%
8. Frankfurt Logistics Center 556 - Phase II	Frankfurt, Germany	105,723	15,800	100%
9. Highway 17 - 55 Madison Street (3)	New Jersey	150,446	12,900	100%
10. Singapore Airport Logistics Center — Bldg 2 (4)	Singapore City, Singapore	250,758	13,000	50%

Total Available for Sale or Contribution		2,965,039	$199,200	88%

(1)	Represents projects where development activities have been completed and which we intend to sell or contribute within two years of construction completion.

(2)	Represents total estimated cost of development, renovation or expansion, including initial acquisition costs, prepaid ground leases and associated carry costs. The estimates are based on current estimates and forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollar using the exchange rate at December 31, 2006.

(3)	Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally more than 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% occupancy).

(4)	Represents a project in an unconsolidated joint venture.

Properties held through Joint Ventures, Limited Liability Companies and Partnerships
Consolidated Joint Ventures:
     As of December 31, 2006, we held interests in joint ventures, limited liability companies and partnerships with institutional investors and other third parties, which we consolidate in our financial statements. Such investments are consolidated because we own a majority interest or, as general partner, exercise significant control over major operating decisions such as acquisition or disposition decisions, approval of budgets, selection of property managers and changes in financing. Under the agreements governing the joint ventures, we and the other party to the joint venture may be required to make additional capital contributions and, subject to certain limitations, the joint ventures may incur additional debt. Such agreements also impose certain restrictions on the transfer of joint venture interests by us or the other party to the joint venture and typically provide certain rights to us or the other party to the joint venture to sell our or their interest in the joint venture to the joint venture or to the other joint-venture partner on terms specified in the agreement. In addition, under certain circumstances, many of the joint ventures include buy/sell provisions. See Part IV, Item 15: Note 9 of the “Notes to Consolidated Financial Statements” for additional details.
     The tables that follow summarize our consolidated joint ventures as of December 31, 2006:
Consolidated Co-Investment Joint Ventures
(dollars in thousands)

	Our			Gross			JV Partners’
	Ownership	Number of	Square	Book	Property	Other	Share
Joint Ventures	Percentage	Buildings	Feet (1)	Value (2)	Debt	Debt	of Debt (3)
Co-Investment Operating Joint Ventures:
AMB Erie (4)	50%	3	821,712	$52,942	$20,605	$—	$10,303
AMB Partners II (5)	20%	118	9,913,375	678,796	323,532	65,000	311,470
AMB-SGP (6)	50%	74	8,287,424	444,990	235,480	—	117,449
AMB Institutional Alliance Fund II (7)	20%	70	8,007,103	515,334	243,263	—	192,058
AMB-AMS (8)	39%	33	2,172,137	153,563	78,904	—	48,420

Total Co-Investment Operating Joint Ventures	30%	298	29,201,751	1,845,625	901,784	65,000	679,700

Co-Investment Development Joint Ventures:
AMB Partners II (5)	20%	n/a	n/a	342	—	—	—
AMB Institutional Alliance Fund II (7)	20%	n/a	n/a	4,200	—	—	—

Total Co-Investment Development Joint Ventures	20%	—	—	4,542	—	—	—

Total Co-Investment Consolidated Joint Ventures	30%	298	29,201,751	$1,850,167	$901,784	$65,000	$679,700

(1)	For development properties, this represents estimated square feet at completion of development for committed phases of development and renovation projects.

(2)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets as of December 31, 2006. Development book values include uncommitted land.

(3)	JV Partners’ Share of Debt is defined as total debt less our share of total debt. See footnote 1 to the Capitalization Ratios table contained in Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” for a discussion of why we believe our share of total debt is a useful supplemental measure for our management and investors, of ways to use this measure when assessing our financial performance, the limitations of the measure as a measurement tool, and for a reconciliation of our share of total debt to total consolidated debt, a GAAP financial measure.

(4)	AMB/Erie, L.P. is a co-investment partnership formed in 1998 with the Erie Insurance Company and certain related entities.

(5)	AMB Partners II, L.P. is a co-investment partnership formed in 2001 with the City and County of San Francisco Employees’ Retirement System.

(6)	AMB-SGP, L.P. is a co-investment partnership formed in 2001 with Industrial JV Pte. Ltd., a subsidiary of GIC Real Estate Pte. Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation.

(7)	AMB Institutional Alliance Fund II, L.P. is a co-investment partnership formed in 2001 with institutional investors, which invest through a private real estate investment trust.

(8)	AMB-AMS, L.P. is a co-investment partnership formed in 2004 with three Dutch pension funds.

Other Consolidated Joint Ventures
(dollars in thousands)

		Our	Number		Gross			JV Partners’
		Ownership	of	Square	Book	Property	Other	Share
Properties	Market	Percentage	Buildings	Feet	Value (1)	Debt	Debt	of Debt (2)
Other Industrial Operating Joint Ventures	Various	92%	32	2,982,313	$258,374	$60,435	$—	$4,419
Other Industrial Development Joint Ventures	Various	81%	16	3,930,930	320,942	63,171	98	28,095

Total Other Industrial Consolidated Joint Ventures		86%	48	6,913,243	$579,316	$123,606	$98	$32,514

(1)	Represents the book value of the property (before accumulated depreciation) owned by the joint venture entity and excludes net other assets as of December 31, 2006. Development book values include uncommitted land.

(2)	JV Partners’ Share of Debt is defined as total debt less our share of total debt. See footnote 1 to the Capitalization Ratios table contained in Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources” for a discussion of why we believe our share of total debt is a useful supplemental measure for our management and investors, of ways to use this measure when assessing our financial performance, the limitations of the measure as a measurement tool, and for a reconciliation of our share of total debt to total consolidated debt, a GAAP financial measure.
Unconsolidated Joint Ventures:
     As of December 31, 2006, we held interests in 14 equity investment joint ventures that are not consolidated in our financial statements. Effective October 1, 2006, we deconsolidated AMB Institutional Alliance Fund III, L.P. on a prospective basis. The management and control over significant aspects of these investments are held by the third-party joint-venture partners and we are not the primary beneficiary for the investments that meet the variable-interest entity consolidation criteria under FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities.
     The tables that follow summarize our unconsolidated joint ventures as of December 31, 2006:
Unconsolidated Joint Ventures
dollars in thousands)

	Our	Number			Gross			Our	Our
	Ownership	of	Square		Book	Property	Other	Net Equity	Share of
Unconsolidated Joint Ventures	Percentage	Buildings	Feet (1)		Value	Debt	Debt	Investment	Debt (2)
Co-Investment Operating Joint Ventures:
1. AMB-SGP Mexico, LLC (3)	20%	12	2,737,515		$165,381	$95,000	$11,700	$7,601	$20,912
2. AMB Japan Fund I, L.P. (4)	20%	12	3,814,773		602,397	368,086	82,184	31,811	90,004
3. AMB Institutional Alliance Fund III, L.P. (5)	23%	119	13,784,406		1,313,858	615,500	60,000	136,971	160,280

Total Co-Investment Joint Ventures	22%	143	20,336,694		2,081,636	1,078,586	153,884	176,383	271,196

Co-Investment Development Joint Ventures:
1. AMB Institutional Alliance Fund III, L.P. (5)	23%	1	179,400		9,636	—	—	—	—
2. AMB DFS Fund I, LLC (6)	15%	—	—		78,450	—	—	11,700	—

Other Industrial Operating Joint Ventures	53%	48	7,684,931	(7)	295,036	184,423	—	47,955	89,262

Total Unconsolidated Joint Ventures	28%	192	28,201,025		$2,464,758	$1,263,009	$153,884	$236,038	$360,458

(1)	For development properties, this represents estimated square feet at completion of development for committed phases of development and renovation projects.

(2)	See footnote 1 to the Capitalization Ratios table contained in Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources” for a discussion of why we believe our share of total debt is a useful supplemental measure for our management and investors, of ways to use this measure when assessing our financial performance, the limitations of the measure as a measurement tool, and for a reconciliation of our share of total debt to total consolidated debt, a GAAP financial measure.

(3)	AMB-SGP Mexico, LLC is an unconsolidated co-investment joint venture formed in 2004 with Industrial (Mexico) JV Pte. Ltd., a subsidiary of GIC Real Estate Pte. Ltd., the real estate investment subsidiary of the Government of Singapore Investment Corporation. Includes $5.5 million of shareholder loans outstanding at December 31, 2006 between us and the co-investment partnership and its subsidiaries.

(4)	AMB Japan Fund I, L.P. is a co-investment partnership formed in 2005 with 13 institutional investors as limited partners.

(5)	AMB Institutional Alliance Fund III, L.P. is an open-ended co-investment partnership formed in 2004 with institutional investors, which invest through a private real estate investment trust. Prior to October 1, 2006, the Company accounted for AMB Institutional Alliance Fund III, L.P. as a consolidated joint venture.

(6)	AMB DFS Fund I, LLC is a co-investment partnership formed in 2006 with a subsidiary of GE Real Estate to build and sell properties.

(7)	Includes investments in 7.4 million square feet of operating properties through the Company’s investments in unconsolidated joint ventures that it does not manage which it excludes from its owned and managed portfolio. Our owned and managed operating portfolio includes properties in which we have at least a 10% ownership interest, for which we are the property or asset manager, and which we intend to hold for the long-term.
     Mortgage and Loan Receivables and Other Investments:
     The tables that follow summarize our mortgage investments and other investments as of December 31, 2006:
Mortgage Investments and Other Investments
(dollars in thousands)

			Mortgage
Mortgage and Loan Receivables	Market	Maturity	Receivable (2)	Rate
1. AMB Pier One, LLC (1)	San Francisco Bay	May 2026	$12,686	13.0%
2. G.Accion	Various	March 2010	6,061	10.0%

			$18,747

				Our	Our
			Net	Ownership	Share
Other Investments	Market	Property Type	Investment	Percentage	of Debt (5)
1. Park One Land Parcel	Los Angeles	Parking Lot	$75,498	100%	$—
2. G.Accion (3)	Various	Various	38,343	39%	2,965
3. IAT Air Cargo Facilities Income Fund (4)	Canada	Industrial	2,644	5%	—

			$116,485		$2,965

(1)	AMB has an 0.1% unconsolidated equity interest (with a 33% economic interest) in this property and also has an option to purchase the remaining equity interest beginning January 1, 2007 and expiring December 31, 2009.

(2)	We hold inter-company loans that we eliminate in the consolidation process.

(3)	We also have a 39% unconsolidated equity interest in G. Accion, S.A. de C.V. (G. Accion), a Mexican real estate company. G. Accion provides management and development services for industrial, retail, residential and office properties in Mexico.

(4)	We also have an approximate 5% equity interest in IAT Air Cargo Facilities Income Fund, a public Canadian real estate income trust.

(5)	See footnote 1 to the Capitalization Ratios table contained in Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Liquidity and Capital Resources” for a discussion of why we believe our share of total debt is a useful supplemental measure for our management and investors, of ways to use this measure when assessing our financial performance, the limitations of the measure as a measurement tool, and for a reconciliation of our share of total debt to total consolidated debt, a GAAP financial measure.
Secured Debt
     As of December 31, 2006, we had $1.4 billion of secured indebtedness, net of unamortized premiums, secured by deeds of trust or mortgages. As of December 31, 2006, the total gross consolidated investment value of those properties securing the debt was $2.6 billion. Of the $1.4 billion of secured indebtedness, $1.0 billion was consolidated joint venture debt secured by properties with a gross investment value of $1.9 billion. For additional details, see Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and Part IV, Item 15: Note 6 of “Notes to Consolidated Financial Statements” included in this report. We believe that as of December 31, 2006, the fair value of the properties securing the respective obligations in each case exceeded the principal amount of the outstanding obligations.